Exhibit 23.1


                 Consent of Independent Auditors


We consent to the incorporation by reference of our reports dated February 10, 1997, with respect to the consolidated financial statements and schedules of Continental Airlines, Inc. (the "Company") included in this Form 10-K for the year ended December 31, 1996, into the following:

       (i)    the Company's Registration Statement on Form S-3
              (No. 33-79688) and in the related Prospectus;

      (ii)    the Company's Registration Statements on Form S-8
              (Nos. 33-81324, 33-60009 and 333-06993) pertaining
              to the Company's 1994 Incentive Equity Plan;

     (iii)    the Company's Registration Statements on Form S-8
              (Nos. 33-81326 and 33-59995) pertaining to the Company's 1994 Restricted Stock Grant.

      (iv)    the Company's Registration Statement on Form S-8
              (No. 333-16723) pertaining to the Company's 1997
              Employee Stock Purchase Plan;

       (v)    the Company's Registration Statement on Form S-8
              (No. 33-81328) pertaining to the Company's 1994
              Employee Stock Purchase Plan;

      (vi)    the Company's Registration Statement on Form S-4
              (No. 333-19627) relating to the Company's 9-1/2%
              Senior Notes due 2001 and the related Offering
              Memorandum;

     (vii)    the Company's Registration Statement on Form S-3
              (No. 333-07899) relating to the Company's 6-3/4%
              Convertible Subordinated Notes and the related
              Offering Circular;

    (viii) the Company's Registration Statement on Form S-3 (No. 333-09739) relating to Warrants, Class A Common Stock and Class B Common Stock and sales by certain Selling Securityholders and the related Prospectus; and

      (ix) the Registration Statement on Form S-3 (No. 333-04601) of the Company and Continental Airlines Finance Trust relating to 8-1/2% Convertible Trust Originated Preferred Securities and the related Offering Memorandum.


                                        ERNST & YOUNG LLP

Houston, Texas
February 19, 1997